SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                         Pulaski Furniture Corporation
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

[Ridgeway Logo Here]         [Pulaski Logo Here]          [Craftique Logo Here]


                             [Accentrics Logo Here]



                                                                 January 8, 1997

TO THE STOCKHOLDERS
PULASKI FURNITURE CORPORATION

     Notice is hereby given that the annual meeting of stockholders of Pulaski Furniture Corporation will be held at the Hotel Roanoke, 110 Shenandoah Ave., Roanoke, Virginia, on Friday, February 14, 1997, at 10:00 a.m., for the following purposes:

     (1) To elect two Class I Directors, each for a term of three years;

     (2) To approve the 1996 Salaried Employees' Stock Purchase Plan; and

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on December 20, 1996, are entitled to notice of, to vote at, and to participate in, such meeting.

     STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING IN PERSON, ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY IN THE ENCLOSED ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES). THE PROXY MAY BE REVOKED BY DELIVERING ANOTHER PROXY OR BY WRITTEN NOTICE OF REVOCATION DELIVERED TO THE CORPORATION AT ANY TIME BEFORE THE PROXY IS EXERCISED.

                         By Order of The Board of Directors

                          IRA S. CRAWFORD, Secretary

     YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING YOU MAY THEN WITHDRAW YOUR PROXY.

                         PULASKI FURNITURE CORPORATION

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                               FEBRUARY 14, 1997

                              GENERAL INFORMATION

     The solicitation of the enclosed proxy is made on behalf of the Board of Directors of Pulaski Furniture Corporation (the "Corporation"), to be used at the annual meeting of stockholders to be held at the Hotel Roanoke, 110 Shenandoah Ave., Roanoke, Virginia, on Friday, February 14, 1997, at 10:00 a. m., and at any adjournment thereof.

     The mailing address of the principal executive offices of the Corporation is Pulaski Furniture Corporation, One Pulaski Square, Post Office Box 1371, Pulaski, Virginia 24301.

     An annual report to stockholders, including financial statements for the year ended November 3, 1996, is enclosed with this proxy statement.

     The cost of the solicitation of proxies will be borne by the Corporation. Solicitations will be made by the use of the mails, except that officers and other employees of the Corporation may make solicitations of proxies by telephone or telegraph or by personal calls. It is contemplated that brokerage houses and nominees will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by them, and the Corporation will reimburse them for their charges and expenses.

     The Corporation has 10,000,000 authorized shares of common stock (the "Common Stock"), of which 2,837,552 shares were outstanding on December 20, 1996. Each outstanding share will entitle the holder to one vote at the annual meeting of stockholders. The Corporation has 1,000,000 authorized shares of preferred stock, of which no shares were outstanding on December 20, 1996. The Proxy Statement is being mailed on or about January 8, 1997, to stockholders of record at the close of business on December 20, 1996. Only stockholders of record on that date will be entitled to vote at the annual meeting. Shares represented by properly executed proxies delivered pursuant to this solicitation will be voted, as specified, at the meeting and any adjournment thereof.

                             ELECTION OF DIRECTORS

     The Corporation's Board of Directors is divided into three classes. At the 1997 annual meeting, two Directors are expected to be elected to Class I to hold office for a term of three years or until their respective successors are duly elected and qualified. It is the intention of the persons named in the enclosed proxy to vote such proxy for the election as Directors of the two nominees named below. If any such nominee should become unavailable, the Board of Directors expects to designate a substitute for whom the proxies in the enclosed form are to be voted or to reduce the size of the Board accordingly, in which case the proxies in the enclosed form will be voted for the remaining nominee. Each nominee named below has been recommended for election by the Board of Directors. Each Director has served continuously since the year he joined the Corporation's Board. Directors will be elected by a plurality of the votes cast. Abstentions and shares held in street name that are not voted in the election of Directors will not be included in determining the number of votes cast.

                                    NOMINEES

                                                                                        DIRECTOR
                                          PRINCIPAL OCCUPATION                       OF CORPORATION
                                          OR EMPLOYMENT DURING                        CONTINUOUSLY
        NAME                                LAST FIVE YEARS                              SINCE          AGE
                 CLASS I (TO SERVE UNTIL THE 2000 ANNUAL MEETING OF STOCKHOLDERS)
John W. Stanley**      Retired; former Chairman of the Board of Blue Ridge                1956           90
                       Transfer Company, Inc. (motor freight business), Roanoke,
                       Va.
Hugh V. White, Jr.     Partner, Hunton & Williams (attorneys) Richmond, Va.               1978           63


                                   DIRECTORS CONTINUING TO SERVE
                                                                                        DIRECTOR
                                          PRINCIPAL OCCUPATION                       OF CORPORATION
                                          OR EMPLOYMENT DURING                        CONTINUOUSLY
        NAME                                LAST FIVE YEARS                              SINCE          AGE
                 CLASS II (TO SERVE UNTIL THE 1998 ANNUAL MEETING OF STOCKHOLDERS)
John D. Munford        Retired; former Vice Chairman of Union Camp                        1984           68
                       Corporation (paper, chemicals and building products)
                       Franklin, Va.
John G. Wampler**      President and Chief Operating Officer of Pulaski                   1989           38
                       Furniture Corporation; former Vice President (1988-92) of
                       Pulaski Furniture Corporation, Pulaski, Va.
                CLASS III (TO SERVE UNTIL THE 1999 ANNUAL MEETING OF STOCKHOLDERS)
Harry J. G. van Beek   President, Klockner Capital Corporation Gordonsville, Va.          1996           61
Bernard C. Wampler**   Chairman and Chief Executive Officer of Pulaski                    1957           65
                       Furniture Corporation
                       Pulaski, Va.
Harry H. Warner        Financial Consultant                                               1979           61
                       Lexington, Va.

---------------

**John G. Wampler is Bernard C. Wampler's son and John W. Stanley's grandson.

     Harry H. Warner is a director of Chesapeake Corporation and American Filtrona Corporation. John D. Munford is a director of Cadmus Communications Corporation, Universal Corporation and Caraustar Industries, Inc. Bernard C. Wampler is a director of American Filtrona Corporation. John G. Wampler is a director of First American Federal Savings Bank. No other directorships are held by Directors of the Corporation in other companies registered under Section 12 or subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934 or registered as an investment company under the Investment Company Act of 1940.

     The Board of Directors meets quarterly. During the last fiscal year, the Board held four regular meetings and no special meetings. No director attended fewer than 75% of the meetings of the Board and any committee on which he served.

     The Board has an Audit Committee and a Compensation Committee. There are no other standing committees of the Board. No member of either the Audit Committee or the Compensation Committee is an employee of the Corporation or any of its subsidiaries.

     Messrs. Munford, van Beek and Warner comprise the Audit Committee. The Audit Committee met twice during fiscal 1996. The Audit Committee reviews and approves various internal accounting functions of the Corporation. The Audit Committee also reviews the year-end audit performed by the Corporation's auditors and meets with those auditors and Corporation personnel to discuss audit procedures and policies.

     Messrs. Munford, van Beek, Warner and White comprise the Compensation Committee. The Compensation Committee met once during fiscal 1996. The Compensation Committee administers the Corporation's Stock Incentive Plan and, at the direction of the Board, undertakes studies and makes recommendations on matters of executive compensation.

     Employee Directors of the Corporation are not paid for their service on the Board of Directors. Other Directors receive an annual retainer of $10,000 for Board service and an attendance fee of $1,000, plus travel expenses, for each Board or committee meeting attended. In addition, pursuant to the Corporation's Stock Incentive Plan for Non-Employee Directors, each non-employee Director is entitled to receive 200 shares of Common Stock of the Corporation annually, as additional compensation for his service on the Board.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of December 20, 1996, as to the beneficial ownership, direct or indirect, of the Corporation's Common Stock by all Directors and nominees for Director, all Directors and officers as a group, and all persons known by the Corporation to own beneficially more than five percent of the Corporation's outstanding Common Stock:

                                                      SOLE VOTING      SHARED VOTING                  AGGREGATE
                                                     AND INVESTMENT    AND INVESTMENT    AGGREGATE    PERCENTAGE
                       NAME                            POWER (1)         POWER (2)         TOTAL        OWNED
Harry J. G. van Beek..............................           200                0             200            *
John D. Munford...................................         5,010                0           5,010            *
John W. Stanley...................................        81,200                0          81,200          2.9%
Bernard C. Wampler................................       167,487            1,200         168,687          5.9%
  One Pulaski Square
  Post Office Box 1371
  Pulaski, Virginia 24301
John G. Wampler...................................        47,079            2,592          49,671          1.8%
Harry H. Warner...................................         4,842                0           4,842            *
Hugh V. White, Jr.................................         3,800            3,400           7,200            *
All Directors and Officers as
  a group (11 persons)............................       469,721           10,705         480,426         16.9%
Franklin Resources, Inc. (3)......................       192,000                0         192,000          6.8%
  777 Mariners Island Boulevard
  San Mateo, CA 94404

---------------

*   Less than 1%

     (l) Includes 99,300 shares that may be acquired within 60 days under the Corporation's stock incentive plans and shares held in various fiduciary capacities.

     (2) Includes shares owned by relatives and in certain trust relationships. These shares may be deemed to be beneficially owned under Rules and Regulations of the Securities and Exchange Commission, but the inclusion of these shares does not constitute an admission of beneficial ownership.

     (3) Franklin Resources, Inc. is an "Investment Adviser" based in California, organized in Delaware, and is the beneficial owner of the 192,000 shares.

                             EXECUTIVE COMPENSATION

     The following table shows for the fiscal years ended November 3, 1996, October 29, 1995 and October 30, 1994, the total compensation of the Chief Executive Officer and each of the four next most highly compensated executive officers of the Corporation (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                              Long Term
                                                             Compensation
Name and                            Annual Compensation       Restricted       All other
Principal                           Salary       Bonus       Stock Awards     Compensation
Position -------------    Year        $            $            ($)(1)           ($)(3)
                          -----    --------     --------     ------------     ------------

Bernard C. Wampler,       1996     $300,000     $150,000       $161,250(2)      $ 17,078
Chairman of the Board     1995      250,000      125,000        151,000           15,775
and CEO                   1994      248,849            0              0           15,120

John G. Wampler,          1996      150,000       45,000        104,813(2)         7,758
President and             1995      130,000       32,500         54,738            7,417
COO                       1994      121,380            0              0            7,021

Randolph V. Chrisley,     1996      105,000       31,500         32,250(2)         6,433
V.P., Sales               1995       95,000       23,000         37,750            6,015
                          1994       86,002            0              0            5,599

James H. Kelly,           1996      105,000       31,500         32,250(2)         6,412
V.P. Product              1995       95,000       23,000         37,750            5,994
Development               1994       86,002            0              0            5,578

Ira S. Crawford,          1996       93,000       27,900         32,250(2)         5,884
V.P., Adminisration,      1995       84,500       20,750         37,750            5,548
Secretary                 1994       78,000            0              0            5,358

---------------

     (1) The Corporation awarded an aggregate of 24,500 shares of Restricted Stock in 1996, 20,900 in 1995 and no shares in 1994. Restricted Stock vests in 20% increments over a five-year period. Dividends are paid on Restricted Stock.

     (2) The aggregate number of shares of Restricted Stock held by the Named Executive Officers as of November 3, 1996, and the value of such shares, were as follows: Mr. Bernard C. Wampler, 35,000 $564,375; Mr. John G. Wampler, 13,650 $220,106; Mr. Chrisley, 8,250 $133,031; Mr. Kelly, 8,250 $133,031; and Mr.
Crawford, 8,250 $133,031.

     (3) "All Other Compensation" for 1996 includes the following: (a) the Corporation's premium payments on life insurance policies for each of the Named Executive Officers: Mr. B.C. Wampler, $3,600; Mr. J.G. Wampler, $1,020; Mr. Chrisley, $1,296; Mr. Kelly, $1,275; and Mr. Crawford, $1,334; and (b) the Corporation's 60% matching contribution under the corporation's Salaried Employees' Stock Purchase Plan: Mr. B.C. Wampler, $13,478; Mr. J.G. Wampler, $6,738; Mr. Chrisley, $5,137; Mr. Kelly, $5,137; and Mr. Crawford, $4,550.

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

     The following table sets forth information with respect to the Named Executive Officers concerning their exercise of options and SARs during 1996, and unexercised options and SARs held by them on November 3, 1996.

                       AGGREGATED OPTION/SAR EXERCISES IN
                          LAST FISCAL YEAR AND FY-END
                               OPTIONS/SAR VALUE

                                                                            NUMBER OF              VALUE OF
                                                                      SECURITIES UNDERLYING       UNEXERCISED
                                                                           UNEXERCISED           IN-THE-MONEY
                                                                         OPTIONS/SARS AT        OPTIONS/SARS AT
                                                                           FY-END (#)           FY-END ($) (1)
                                 SHARES ACQUIRED        VALUE             EXERCISABLE/           EXERCISABLE/
            NAME                 ON EXERCISE (#)     REALIZED ($)         UNEXERCISABLE          UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------
Bernard C. Wampler                     -0-                -0-                 40,0001E              $13,750E
John G. Wampler                        -0-                -0-                 10,0001E                3,437E
Randolph V. Chrisley                   -0-                -0-                 15,0001E                6,250E
Ira S. Crawford                        -0-                -0-                  7,5001E                    0
James H. Kelly                         -0-                -0-                 15,0001E                6,250E

     The value of unexercised in-the-money options/SAR's represents the positive spread between November 3, 1996, closing price of the Corporation's Common Stock and the exercise price of any unexercised options/SAR's.

                              RETIREMENT BENEFITS

     The following table illustrates the estimated aggregate annual retirement benefits payable under the Corporation's funded retirement plan to covered participants (including the Named Executive Officers) retiring at age 65, determined as of November 3, 1996, to persons with specified earnings and years of benefit service.

                               PENSION PLAN TABLE

                                           ESTIMATED ANNUAL RETIREMENT BENEFIT AT 65 UNDER PLAN
                                                         YEARS OF CREDITED SERVICE
      FINAL AVERAGE           -------------------------------------------------------------------------------
         EARNINGS               10          15          20          25          30          35          40
$ 50,000..................    $ 3,018     $ 4,527     $ 6,035     $ 7,544     $ 9,053     $ 9,053     $ 9,053
$100,000..................      7,184      10,777      14,369      17,961      21,553      21,571      23,212
$150,000..................     11,351      17,027      22,702      28,378      34,053      35,333      37,967
$200,000..................     13,319      21,293      29,268      37,242      45,217      48,596      52,224
$250,000..................     16,021      26,252      36,483      46,713      56,944      61,860      66,480
$300,000..................     17,060      29,547      42,033      54,520      67,007      74,125      80,071
$350,000..................     17,962      32,705      47,448      62,191      76,934      86,308      93,608

     The above amounts are stated as payments in the form of straight-life annuity. The amounts are subject to a reduction for social security benefits and deferred compensation arrangements. Final Average Earnings are defined as the average of the highest five consecutive years' salary and bonus. The years of credited service for Bernard C. Wampler, John G. Wampler, Ira S. Crawford, Randolph V. Chrisley and James H. Kelly, as of November 3, 1996, were 41, 13, 19, 27 and 28, respectively.

     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. The Corporation adopted a nonqualified and unfunded supplemental executive retirement plan to provide key management employees, designated by the board of Directors, a benefit of 70% of the average of the employee's highest five consecutive years' compensation offset by the employee's benefits entitlement under other pension plans, social security and deferred compensation plans with the Corporation (including the deferred compensation agreement with Bernard C. Wampler described below). It is anticipated that all of the Named Executive Officers of the Corporation will participate in the supplemental executive retirement plan and that, except upon approval by the Board of Directors, receipt of benefits under the plan will be conditioned upon employment with the Corporation until at least age 65.

     DEFERRED COMPENSATION AGREEMENT. The Corporation has entered into a deferred compensation agreement with Bernard C. Wampler, Chairman of the Board and Chief Executive Officer. The deferred compensation agreement provides that, beginning on the first day of the second month following the later of the month in which (a) Mr. Wampler attains the age of 65 or (b) Mr. Wampler's employment by the Corporation ceases (otherwise than from his voluntary resignation as Chief Executive Officer), the Corporation will pay Mr. Wampler, his designees or his estate $4,000 per month for a number of months equal to one-half of the number of months elapsed from May 1, 1956, to the later of the date Mr. Wampler attains the age of 65 or the date Mr. Wampler ceases to be employed by the Corporation. As of this date, no payments have been made under the agreement.

                        REPORT OF COMPENSATION COMMITTEE

     The Corporation's Compensation Committee (the "Committee"), whose members are all non-employee directors of the Corporation, administers the Corporation's executive compensation program. The program consists of several elements: base salary, cash-based incentive compensation and stock-based incentive compensation. The overall objectives of the Corporation's executive compensation program are:

     o to provide a total compensation package that will enable the Corporation to attract and retain qualified executives;

     o to reward executives for achieving corporate and personal performance goals; and

     o to align executives' financial interests with the interest of the Corporation's shareholders by encouraging executive stock ownership.

BASE SALARY

     The Committee recommends for Board consideration base salaries based on (i) an evaluation of each executive's contributions to the achievement of corporate performance goals; (ii) each executive's time in service and level of responsibility; and (iii) the inflation rate.

CASH-BASED INCENTIVE COMPENSATION

     The Committee awards annual cash-based incentive compensation to executive officers pursuant to the Corporation's Production Bonus Plan, Administrative Bonus Plan and the Bonus Plan for the Chief Executive Officer of the Corporation.

     The Production Bonus Plan provides that key production personnel of the Corporation may earn cash bonuses equal to a percentage of annual base salary (not to exceed 35%) based upon the Corporation's earnings performance, the attainment of certain plant production variances and the achievement of personal performance objectives established by the Chief Executive Officer.

     The Administrative Bonus Plan provides that key administrative personnel of the Corporation, including executive officers, may earn cash bonuses equal to a percentage of annual base salary (not to exceed 35%) based upon the Corporation's earnings performance and the achievement of personal performance objectives established by the Chief Executive Officer.

     The Plan for the Chief Executive Officer of the Corporation provides that the Chief Executive Officer of the Corporation may earn a cash bonus equal to a percentage of annual base salary (not to exceed 50%) based on the Corporation's earnings performance and the Chief Executive Officer's achievement of personal performance objectives. For the fiscal year 1996, the Committee recommended that Mr. Bernard C. Wampler be awarded a bonus of $150,000 under this Plan. This award represents the Committee's evaluation of Mr. Wampler's contribution to the Corporation's performance during 1996, despite the economic challenges continuing to face the Corporation and most other furniture companies. The bonus award reflects the Committee's view that the Chairman's performance during the year has been excellent, with concentration on marketing, pricing, and operations. The Committee noted that the Chairman has led the Corporation well as its Chief Executive Officer for 31 years.

STOCK-BASED INCENTIVE COMPENSATION

     The Committee awards the executive officers stock-based incentive compensation pursuant to the Corporation's November, 1994 Stock Incentive Plan (the "Stock Plan"). Under the Stock Plan the Committee offered Incentive Awards to the executive officers of the Corporation whereby such officers could receive awards of Restricted Stock if the Corporation achieved certain levels of earnings per share in fiscal 1996. Based upon the earnings for fiscal 1996, Mr. Bernard C. Wampler received 10,000 shares under the plan, Mr. John G. Wampler received 6,500 shares, and Messrs. Chrisley, Crawford, Gibbs and Kelly each received 2,500 shares.

                                                Harry J.G. van Beek

                                                John D. Munford

                                                Harry H. Warner

                                                Hugh V. White, Jr., Chairman

                     COMPENSATION COMMITTEE INTERLOCKS AND
                INSIDER PARTICIPATION IN COMPENSATION DECISIONS.

     Hugh V. White, Jr., is a partner in the law firm of Hunton & Williams, counsel to the Corporation, and chairman of the Compensation Committee of the Board of Directors of the Corporation. The amount of fees paid by the Corporation to Hunton & Williams during the Corporation's l996 fiscal year was less than one percent of the gross revenues of Hunton & Williams for the firm's most recent fiscal year.

                            STOCK PERFORMANCE GRAPH

     The following graph sets forth the cumulative total stockholder return (assuming reinvestment of dividends) to Pulaski Furniture Corporation's stockholders during the five-year period ended November 3, 1996, as compared with the NASDAQ Non-financial Index and the Media-General Industry Peer Group Index.

                                  [Graph here]

Comparison of Five Year Cumulative Total Return*Among Pulaski Furniture Corporation, Media-General Industry Peer Group Index, and NASDAQ Non-financial Indexes**

             Pulaski Furniture   NASDAQ/Non-financial index  Media-General
                                                             Industry Peers

10-91             100                    100                     100
10-92             110                    106                     114
10-93             124                    137                     152
10-94             138                    136                     125
10-95             120                    183                     137
10-96             119                    211                     169


      * Total return assumes reinvestment of dividends.

     ** Assumes $100 invested October 31, 1991.

     The industry peer group is comprised of the following 11 companies whose primary business is the manufacture of wood household furniture: Ameriwood Industries, Bassett Furniture, Bush Industries, Chromcraft Revington, DMI Furniture, Ethan Allen Interiors, Furniture Brands International, Ladd Furniture, Masco, O'Sullivan Industries and Stanley Furniture.

                          DESCRIPTION OF THE PROPOSED
                  1996 SALARIED EMPLOYEES' STOCK PURCHASE PLAN

GENERAL

     At the annual meeting, the stockholders will be asked to approve the 1996 Salaried Employees' Stock Purchase Plan (the "1996 Plan"). The Corporation's Board of Directors adopted the 1996 Plan on December 13, 1996, subject to approval by the Corporation's stockholders. The Corporation's Board of Directors adopted, and the Corporation's stockholders approved, the Salaried Employees' Stock Purchase Plan (the "Original Plan") in 1981. The 1996 Plan is substantially similar to the Original Plan with only minor changes to reflect amendments to the securities laws since 1981. The Original Plan authorized the issuance of 75,000 shares of Common Stock. All of such shares will have been issued by early 1997.

     The purpose of the 1996 Plan, like the Original Plan, is to encourage ownership of the Common Stock by salaried employees of the Corporation and to provide additional incentive to those employees to remain with and promote the success of the business of the Corporation. To accomplish this purpose, the 1996 Plan provides, in effect, that the Corporation will contribute 60 cents for each dollar contributed by an eligible employee. After withholding taxes, F.I.C.A. and comparable charges are paid, the balance is invested in the Common Stock that is issued to the participating employees.

     Each full-time salaried employee of the Corporation who is at least eighteen years of age and a resident of Virginia (or any other state selected by the Board of Directors) and who is either not covered by a collective bargaining agreement or who is covered by a collective bargaining agreement incorporating the 1996 Plan, is eligible to participate in the 1996 Plan. As of December 31, 1996, 227 persons would have been eligible to participate in the 1996 Plan.

HOW THE 1996 PLAN OPERATES

     An eligible employee becomes a participant in the 1996 Plan (a "Participant") by authorizing a payroll deduction of up to 8% of his basic compensation, which excludes bonus and other extra compensation. The withholding period (the "Plan Year") will correspond to the Corporation's fiscal year.

     At the end of the Plan Year, the Corporation contributes an amount equal to sixty percent of the amount contributed by the Participant, less the amount required to be withheld under income tax, F.I.C.A. and comparable laws. The amount contributed by the Participants and the Corporation is applied to subscribe for shares of the Common Stock at the average market price of the stock on each of the twenty trading days preceding the last day of the Plan Year. The shares of the Common Stock subscribed for are issued to Participants based on each Participant's and the Corporation's contributions to the 1996 Plan. Fractional shares are not issued and any amount not utilized to subscribe for the Common Stock will be credited to the Participant's account for the succeeding Plan Year, or if the Participant does not participate in the 1996 Plan for the succeeding Plan Year, that amount will be paid to him.

     A Participant may terminate his participation in the 1996 Plan or stop contributing to the 1996 Plan at any time. If he terminates his participation, the Corporation will return his contributions, without interest, and the Participant will forfeit all rights to any contribution the Corporation would have made at the end of the Plan Year. The participation by any employee in the 1996 Plan terminates if he ceases to be employed by the Corporation for any reason other than retirement. A Participant who retires may continue as a Participant for the duration of the Plan Year in which he retires, but will not be permitted to make further contributions.

     If a Participant stops contributions to the 1996 Plan, but does not terminate his participation, the Corporation will make its contributions based on the amount contributed by the Participant before he stopped his contributions.

     A Participant who terminates his participation or stops his contributions may not resume contributions during the same Plan Year.

STOCK SUBJECT TO THE 1996 PLAN

     The maximum amount of the Common Stock that may be issued pursuant to the 1996 Plan is 100,000 shares, subject to appropriate adjustment by the Corporation's Board of Directors in the event of stock dividends, split-ups, recapitalizations or combinations. There are no preemptive rights with respect to the issuance of the Common Stock. The shares to be issued pursuant to the 1996 Plan will be registered under the Securities Act of 1933.

ADMINISTRATION AND AMENDMENT OF THE 1996 PLAN

     The 1996 Plan will be administered by a committee (the "Purchase Plan Committee") of not fewer than two persons appointed by the Corporation's Board of Directors. The Purchase Plan Committee will decide all questions regarding the interpretation of the 1996 Plan and will decide cases presenting unusual circumstances, except that the Board of Directors will determine whether persons who are not residents of Virginia may participate in the 1996 Plan. The Corporation will indemnify members of the Purchase Plan Committee to the same extent and on the same terms as it indemnifies its officers and directors by reason of their being officers and directors.

     The following table indicates the benefits received in fiscal year 1996 under the Original Plan.

                               NEW PLAN BENEFITS
                    SALARIED EMPLOYEES' STOCK PURCHASE PLAN

                                                                              DOLLAR VALUE            NUMBER OF SHARES
                                                                      ----------------------------    ----------------
                                                                        EMPLOYEE        EMPLOYER
NAME AND POSITION                                                     CONTRIBUTION    CONTRIBUTION
-------------------------------------------------------------------   ------------    ------------
Bernard C. Wampler
Chairman of the Board and CEO......................................     $ 22,464        $ 13,478            2,042
John G. Wampler
President and COO..................................................       11,231           6,738            1,021
Randolph V. Chrisley
Vice President, Sales..............................................        8,562           5,137              779
James H. Kelly
Vice President, Product Development................................        8,562           5,137              779
Ira S. Crawford
Vice President, Administration Secretary...........................        7,584           4,551              689
Executive Group....................................................       65,579          39,347            5,963
Non-Executive Director Group.......................................            0               0                0
Non-Executive Officer Employee Group...............................            0               0                0

APPROVAL OF THE 1996 PLAN

     Approval of the 1996 Plan by the Corporation's stockholders requires that the number of votes cast in favor of the 1996 Plan by the shares represented and entitled to vote at the annual meeting of stockholders exceed the number of votes cast against the 1996 Plan. Abstentions and shares held in street name that are not voted on the matter will not be included in determining the number of votes cast in favor of or against the matter. The 1996 Plan will become operative, after approval by the stockholders, on a date to be determined by the Board of Directors.

     The Board of Directors unanimously recommends a vote FOR approval of the 1996 Plan.

               INFORMATION CONCERNING THE CORPORATION'S AUDITORS

     The Corporation's financial statements for the 1996 fiscal year were examined by Ernst & Young LLP. The Board of Directors of the Corporation has elected to have Ernst & Young LLP continue as the independent auditors of the financial statements of the Corporation for the 1997 fiscal year. A representative of Ernst & Young LLP will be present at the annual meeting of stockholders, will have an opportunity to make a statement, and will be available to answer appropriate questions.

                         MATTERS TO BE PRESENTED AT THE
                      1998 ANNUAL MEETING OF STOCKHOLDERS

     Any stockholder wishing to make a proposal to be acted upon at the annual meeting of stockholders in 1998 must present such proposal in writing to the Corporation at its principal executive office in Pulaski, Virginia, no later than September 10, 1997.

                                 OTHER MATTERS

     The Corporation's Annual Report on Form 10-K filed with the Securities and Exchange Commission is available to stockholders, without charge, upon request to the Secretary or Assistant Secretary of the Corporation, P.O. Box 1371, Pulaski, Virginia 24301.

     As of the date of this proxy statement, management of the Corporation knows of no business which will be presented for consideration at the meeting other than that stated in the notice of the meeting. As to other business, if any, and matters incident to the conduct of the meeting that may properly come before the meeting, it is intended that the proxies in the accompanying form will be voted in respect thereof in accordance with the best judgment of the person or persons voting the proxies.

     Stockholders, whether or not they expect to attend the meeting in person, are requested to date and sign the enclosed proxy and return it to the Corporation. Please sign exactly as your name appears on the accompanying proxy. The proxy is revocable at any time before it is exercised at the meeting.

                                                   IRA S. CRAWFORD
                                                   Secretary

January 8, 1997

---------------------------------------------------------
---------------------------------------------------------

                                     NOTICE
                                       OF
                                 ANNUAL MEETING
                                       OF
                                  STOCKHOLDERS
                                      AND
                                PROXY STATEMENT

                          ---------------------------

TIME:
                           Friday, February 14, 1997
                                 at 10:00 a.m.

PLACE:
                                 Hotel Roanoke
                               Roanoke, Virginia

                          ---------------------------


                              [Pulaski Logo Here]


---------------------------------------------------------
---------------------------------------------------------

[Pulaski Logo Here] PULASKI FURNITURE CORPORATION      PULASKI, VIRGINIA  24301
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Bernard C. Wampler, Harry H. Warner and John W. Stanley and each of them as proxies (and if the undersigned is a proxy, as substitute proxies), each with the power to appoint his substitute, and hereby authorizes each of them to vote as designated below all the shares of Common Stock of Pulaski Furniture Corporation held of record by the undersigned on December 20, 1996 at the annual meeting of stockholders to be held on February 14, 1997 or any adjournment thereof.

1. ELECTION OF DIRECTORS for the terms specified in the Proxy Statement.

[ ]  FOR all nominees listed below        [ ] WITHHOLD AUTHORITY to vote
     (EXCEPT AS MARKED TO THE CONTRARY        for all nominees listed below
        BELOW)

                     John W. Stanley and Hugh V. White, Jr.

  (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE
                    THAT NOMINEE'S NAME IN THE SPACE BELOW.)

 ------------------------------------------------------------------------------

2. Approval of the 1996 Salaried Employees' Stock Purchase Plan.

 [ ] FOR                       [ ] AGAINST                        [ ] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
                                     BY THE
      UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
                    VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2.

    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or agent, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                             -----------------------------------
                                             Signature


                                             -----------------------------------
                                             Signature


                                             Date
                                             -----------------------------, 1997


 PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE